Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE
OFFICER OF TRAMMELL CROW COMPANY
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the period ending September 30, 2005 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. Sulentic, Chief Executive Officer of Trammell Crow Company (the “Company”), hereby certify that:

1.                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT E. SULENTIC
Name: Robert E. Sulentic
Date: November 8, 2005